Exhibit 10.11
NONQUALIFIED STOCK OPTION AGREEMENT
FOR
QUIKBYTE SOFTWARE, INC.
Agreement
     1. Grant of Option. QuikByte Software, Inc. (the “Company”) hereby grants, as of September 18, 2009 (“Date of Grant”), to                           (the “Optionee”) an option (the “Option”) to purchase up to 40,000 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), at an exercise price per share equal to $0.0448 (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth herein. The Option is a nonqualified stock option, and not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.
     2. Exercise Schedule.
          (a) Except as otherwise provided in this Section 2 and Sections 5 or 10 of this Agreement, the Option is exercisable as provided below. To the extent that the Option has become exercisable as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the Shares granted as indicated beside the date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date
100%	September 18, 2010
     Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to the Vesting Date, and all vesting shall occur only on the appropriate Vesting Date.
     Notwithstanding anything to the foregoing in this Section 2(a), including the Vesting Date, the Option shall not be exercisable, in whole or in part, until the two year anniversary of the Date of Grant, except as provided in Section 10(b)(i) of this Agreement.
          (b) For purposes of this Agreement, the following terms shall have the meanings indicated:
               (i) “Board” shall mean the Board of Directors of the Company.
               (ii) “Continuous Service” shall mean the continuous service to the Company or a Related Entity, without interruption, of the Optionee, in the Optionee’s capacity as a Director of the Company. Continuous Service shall not be considered interrupted (or to have ceased or terminated) in the case of transfers among the Company, any Related Entity, or any successor thereto, so long as the Optionee continues in his capacity as a Director thereof .

               (iii) “Director” shall mean a member of the Board or the board of directors of any Related Entity.
               (iv) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
               (v) “Related Entity” shall mean any Subsidiary, and any business, corporation, partnership, limited liability company, or other entity in which the Company, or a Subsidiary holds a substantial ownership interest, directly or indirectly.
               (vi) “Subsidiary” shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.
     3. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 2 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price, and (b) arrangements that are satisfactory to the Company in its sole discretion have been made for Optionee’s payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.
     4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) to the extent permitted by the Company, with Shares owned by the Optionee, or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of the Option, (d) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Company shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the Exercise Price and any applicable income or employment taxes or (e) such other consideration or in such other manner as may be determined by the Company in its absolute discretion.

     5. Termination of Option. Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:
          (a) if, prior to the Vesting Date, the Optionee’s Continuous Service is terminated for any reason, the date on which the Optionee’s Continuous Service is terminated, unless the Company otherwise determines in writing in its sole discretion to waive the termination of such Option;
          (b) the tenth anniversary of the date as of which the Option is granted; or
          (c) the liquidation or dissolution of the Company.
     6. Restrictions While Stock is Not Registered.
          (a) Restricted Shares. Any Shares acquired upon exercise of the Option specified in Section 1 and (i) all shares of the Company’s capital stock received as a dividend or other distribution upon such shares and (ii) all shares of capital stock or other securities of the Company into which such shares may be changed or for which such shares shall be exchanged, whether through reorganization, recapitalization, stock split-ups or the like, shall be subject to the provisions of this Section 6 at all times, and only at those times, that Shares are not registered under the Exchange Act (such times during which the Stock is not so registered sometimes hereinafter being referred to as the “Restricted Period”) and are during the Restricted Period hereinafter referred to as “Restricted Shares.”
          (b) No Sale or Pledge of Restricted Securities. Except as otherwise provided herein, the Optionee agrees and covenants that during the Restricted Period he or she shall not sell, pledge, encumber or otherwise transfer or dispose of, and shall not permit to be sold, encumbered, attached or otherwise disposed of or transferred in any manner, either voluntarily or by operation of law (all hereinafter collectively referred to as “transfers”), all or any portion of the Restricted Securities or any interest therein unless such transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an applicable exemption from registration thereunder.
          (c) Legends. The certificate or certificates representing any Restricted Securities acquired pursuant to the exercise of this Option prior to the last day of the Restricted Period shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.
     7. Transferability. Unless otherwise determined by the Company, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and permitted assigns of the Optionee.
     8. Adjustment of Shares.
          (a) If at any time while this Agreement is in effect, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares, then and in such event appropriate adjustment shall be made by the Company in the number of Shares and the Exercise Price per share thereof then subject to any outstanding Options, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate Exercise Price.
          (b) The Company may change the terms of this Option with respect to the Exercise Price or the number of Shares subject to the Option, or both, when, in the Company’s sole discretion, such adjustments become appropriate so as to preserve but not increase the benefits under the Option.
          (c) In the event of a proposed sale of all or substantially all of the Company’s assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, or where the securities of the another corporation, or its parent company, are issued to the Company’s shareholders, then the other corporation or a parent of the other corporation may, with the consent of the Company, assume each outstanding Option or substitute an equivalent option or right. If the other corporation, or its parent, does not cause such an assumption or substitution to occur, or the Company does not consent to such an assumption or substitution, then each Option shall become immediately exercisable pursuant to Section 10 hereof.

          (d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or Exercise Price for Shares then subject to outstanding Options granted under this Agreement.
          (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Agreement shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.
     9. No Shareholder Rights. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise of the Option, in whole or in part, prior to the date on which the Shares are issued.
     10. Acceleration of Exercisability of Option.
          (a) This Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 5 hereof, there is a Change in Control. For purposes of this provision, a “Change in Control” shall be deemed to occur upon:
               (i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 10(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Date of Grant owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

               (ii) During any period of two (2) consecutive years (not including any period prior to the Date of Grant) individuals who constitute the Board on the Date of Grant (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Date of Grant whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
               (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Related Entities, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Related Entities (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Date of Grant owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
               (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
               Notwithstanding anything in the foregoing to the contrary, the transactions contemplated by (A) that certain Merger Agreement, dated as of July 14, 2009, as amended, by and among the Company, Sorrento Therapeutics, Inc., a Delaware corporation, Sorrento Merger Corp., Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Stephen Zaniboni, as Stockholders’ Agent thereunder, and Glenn Halpryn, as Parent Representative thereunder, and (B) that certain Stock Purchase Agreement, dated as of September 18, 2009, by and between the Company and each of the Investors listed on Exhibit A thereto, shall not (individually or together) constitute a Change of Control for purposes of this Agreement.

          (b) Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for the Option, the vesting of the Option shall not be accelerated as described in Section 10(a). For the purposes of this paragraph, the Option shall be considered assumed or substituted for if following the Change in Control the Option or substituted option confers the right to purchase, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company, or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of the Option will be solely common stock of the successor company or its parent or subsidiary substantially equal in Fair Market Value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of the Optionee’s employment in such successor company (other than for Cause) within 24 months following such Change in Control, the option held by the Optionee at the time of the Change in Control shall be accelerated as described in paragraph (a) of this Section 10.
          (c) The Company shall give written notice of any proposed transaction referred to in this Section 10 a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 10.
     11. Withholding or Deduction for Taxes. If at any time specified herein for the making of any issuance or delivery of any Option or Shares to the Optionee or any beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.
     12. No Right to Continued Service. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued service with the Company.

     13. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware without regard to conflicts of laws principles.
     14. Interpretation. The Optionee accepts the Option subject to all of the terms and provisions of this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Agreement, unless shown to have been made in an arbitrary and capricious manner.
     15. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or three days after being deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 4400 Biscayne Blvd., Suite 950, Miami, Florida 33137, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 15.
Signatures Follow on Next Page

     IN WITNESS WHEREOF, the undersigned have executed this Option Agreement as of the date first set forth above.

COMPANY: QUIKBYTE SOFTWARE, INC.
By:	/s/
Name:
Title:

     The Optionee represents that he has reviewed the provisions of this Option Agreement in its entirety, is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

OPTIONEE:
/s/
Name:

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